Exhibit 10.27

Execution Version

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

EXYN TECHNOLOGIES, INC.

WARRANT TO PURCHASE COMMON STOCK

Issued on March 13, 2026

This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, NCH Ventures LLC or its registered assigns (“Holder”) is entitled, subject to the terms and conditions of this Warrant, to purchase from Exyn Technologies, Inc., a Delaware corporation (the “Company”), at a price per share equal to the applicable Warrant Price (as defined below), at any time prior to the Expiration Date (as defined below), up to such number of shares of Warrant Stock (as defined below) equal to $750,000 divided by the applicable Warrant Price, upon surrender of this Warrant at the principal offices of the Company, together with a duly executed subscription form in the form attached hereto as Exhibit 1 and simultaneous payment of an amount equal to the product obtained by multiplying the Warrant Price by the number of shares of Warrant Stock so purchased in lawful money of the United States. The Warrant Price and the number and character of shares of Warrant Stock purchasable under this Warrant are subject to adjustment as provided herein.

This Warrant has been issued in connection with that certain Convertible Note and Warrant Purchase Agreement, by and among the Company, the Holder and other parties named thereto (as may be amended or restated from time to time, the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1.	DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

“Act” means the Securities Act of 1933, as amended.

“Common Stock” means the Company’s common ctock, par value $0.0001 per share.

“Company” shall include, in addition to the Company identified in the opening paragraph of this Warrant, any corporation or other entity that succeeds to the Company’s obligations under this Warrant, whether by permitted assignment, by merger or consolidation or otherwise.

“Expiration Date” means 11:59 p.m. Eastern Time on the later of (i) March 13, 2031 or (ii) such date that is five years following the date of the closing of the Initial Public Offering, or such earlier date and time on which this Warrant ceases to be exercisable as provided in Section 4 hereof.

“Initial Public Offering” means the Company’s first underwritten public offering of its Common Stock under the Act.

“Securities” mean collectively this Warrant and the Warrant Stock issuable upon exercise of this Warrant.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Pink Open Market, OTCQB or the OTCQX (or any successors to any of the foregoing).

“Warrant” means this Warrant to Purchase Common Stock and any warrant(s) delivered in substitution or exchange therefor, as provided herein.

“Warrant Price” means (i) on or after the closing of the Initial Public Offering, the public offering price of a share of Common Stock in the Initial Public Offering and (ii) if no Initial Public Offering has occurred prior to the Maturity Date, the price per share equal to the most recent fair market value of a share of Common Stock, as determined by a third party appraiser, complying with Section 409A of the Internal Revenue Code of 1986, as amended. The Warrant Price is subject to adjustment as provided herein.

“Warrant Stock” means the Company’s Common Stock. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term “Warrant Stock” shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant taking into account all such adjustments.

2.	EXERCISE.

2.1          Method of Exercise. Subject to the terms and conditions of this Warrant, Holder may exercise this Warrant at any time or from time to time before the expiration of this Warrant on the Expiration Date, for up to the maximum number of shares of Warrant Stock set forth above, subject to Section 2.6 herein. This Warrant shall be exercised by surrendering this Warrant at the principal offices of the Company, with the subscription form attached hereto as Exhibit 1 duly executed by Holder (the “Subscription Notice”), and by payment in a form specified in Section 2.2 hereof of an amount equal to the product obtained by multiplying (a) the number of shares of Warrant Stock to be purchased by Holder by (b) the Warrant Price as determined in accordance with the terms hereof or, if applicable, an election to net exercise the Warrant as provided in Section 2.5 for the number of shares to be acquired in connection with such exercise. Holder may deliver the Subscription Notice attached hereto duly executed by Holder in order to exercise this Warrant in connection with a Change of Control, with the exercise and payment to be contingent upon consummation of the transaction.

2.2          Form of Payment. Payment for the Warrant Stock upon exercise may be made by (a) a check payable to the Company’s order or wire transfer of funds to a bank account designated by the Company, (b) by net exercise as provided in Section 2.5, or (c) any combination of the foregoing.

2.3          Partial Exercise. Upon a partial exercise of this Warrant: (a) the Warrant Number (as defined below) immediately prior to such partial exercise shall be reduced by the aggregate number of shares of Warrant Stock purchased in such partial exercise, and (b) this Warrant shall be cancelled and replaced with a new warrant with the stated Warrant Number as so reduced and, which new warrant shall, in all other respects, be identical to this Warrant.

2.4          Restrictions on Exercise. This Warrant may not be exercised if the issuance of the Warrant Stock upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of this Warrant, Holder shall execute the Subscription Notice.

2.5	Net Exercise Election.

(a)          Holder may elect to convert all or any portion of this Warrant, without the payment by Holder of any additional consideration, by the surrender of this Warrant to the Company, with the net exercise election selected in the subscription form attached hereto, duly executed by Holder, into up to the number of shares of Warrant Stock that is obtained under the following formula:

X = Y *	(A-B)
A

where	X =	the number of shares of Warrant Stock to be issued to Holder pursuant to a net exercise of this Warrant effected pursuant to this Section 2.5.

Y =	the number of shares of Warrant Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled, determined at the time of such net exercise as set forth in the last paragraph of this Section 2.5 (the “Warrant Number”).

A =	the fair market value of one share of Warrant Stock, determined at the time of such net exercise as set forth in the last paragraph of this Section 2.5.

B =	the Warrant Price.

The Company will promptly respond in writing to an inquiry by Holder as to the then current fair market value of one share of Warrant Stock.

(b)          For purposes of the above calculation, fair market value of one share of Warrant Stock shall be determined by the Company’s Board of Directors (the “Board”) in good faith by reasonable means, that represents the Board’s determination of the price per share of the Warrant Stock that the Company could obtain from a willing buyer for shares of Warrant Stock sold by the Company (without any discount for minority ownership, illiquidity or other marketability factors); provided, however, that if on the relevant exercise date for which such value must be determined, a public market for the Company’s Common Stock exists, then the fair market value per share of the Warrant Stock shall be determined by reference to the market price of the Common Stock as follows: (i) if the Warrant is being exercised in connection with the IPO, the fair market value shall be the per-share offering price to the public as set forth in the Company’s final prospectus filed with the Securities and Exchange Commission, or (ii) otherwise, the fair market value shall be the average of (A) the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or (B) the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the five (5) trading days prior to the date as of which the value of the fair market value is to be determined.

2.6          Exercise Limitations. Notwithstanding anything herein to the contrary, following the closing of the IPO, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Subscription Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.6 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Subscription Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation, provided this limitation of liability shall not apply if the Holder has detrimentally relied on outstanding share information provided by the Company. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.6, in determining the number of outstanding Common Stock, a Holder may rely on the number of outstanding Common Stock as reflected in (A) the Company’s most recent periodic report on Form 10-K or 10-Q, Current Report on Form 8-K or other public filings filed or furnished with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally or in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of this Warrant. The Holder, upon written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.6, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Warrant Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2.6 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

3.	ISSUANCE OF STOCK.

3.1          Issuance of Stock. Except as set forth in Section 4 hereof, this Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, but in no event later than (i) one Trading Day after the delivery of the Subscription Notice or (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Subscription Notice (the “Warrant Delivery Date”), the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise. If the Company fails for any reason to deliver to the Holder the Warrant Stock subject to a Subscription Notice by the Warrant Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Stock subject to such exercise (determined in accordance with Section 2.5(b) on the date of the applicable Subscription Notice), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Delivery Date) for each Trading Day after such Warrant Delivery Date until such Warrant Stock are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. “Standard Settlement Period” means, if the Initial Public Offering has closed, the standard settlement period, expressed in the number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Exercise Notice.

3.2          Buy-In. In addition to any other rights available to the Holder, following the closing of an Initial Public Offering, if the Company fails to cause the transfer agent to transmit to the Holder the Warrant Stock in accordance with the provisions of Section 3.1 above pursuant to an exercise on or before the Warrant Delivery Date (other than a failure caused by incorrect or incomplete information provided by the Holder to the Company), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) provided that if the Common Stock are then listed or quoted on the Trading Market or any over-the-counter market (including OTC Pink or any successor) such price set forth in (y)(2) of this clause (A) is reasonably comparable to a market price or prices in purchases and sales of the Depositary Shares occurring in the market on or close in time to the Trading Day on which the Holder’s purchase occurred taking into account the volume of the Holder’s purchase, pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Stock that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Stock for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

4.           EXERCISES IN CONNECTION WITH CERTAIN TRANSACTIONS. If the Company proposes at any time to effect a Fundamental Transaction, the Company shall give Holder at least ten (10) business days advance written notice (each, a “Transaction Notice”) of the anticipated closing date for such Fundamental Transaction.

5.           ADJUSTMENT PROVISIONS. The number and character of shares of Warrant Stock issuable upon exercise of this Warrant and the Warrant Price therefor, are subject to adjustment upon each event specified in Sections 5.1 through 5.5 hereof occurring between the date this Warrant is issued and the earlier of the time that it is exercised in full and the expiration of this Warrant on the Expiration Date:

5.1          Adjustment for Stock Splits and Stock Dividends. The Warrant Price and the number of shares of Warrant Stock for which this Warrant remains exercisable shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the number of shares of Warrant Stock for which this Warrant is exercisable and corresponding Warrant Price.

5.2          Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive a dividend or other distribution payable with respect to the Warrant Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 5.1 or Section 5.3 hereof) or (b) assets (other than cash) which dividend or distribution is actually made (each a “Dividend Event”), then, and in each such case, Holder, upon exercise of this Warrant at any time after such Dividend Event, shall receive, in addition to the shares of Warrant Stock, the securities or such other assets of the Company that would have been payable to Holder if Holder had completed such exercise of this Warrant, immediately prior to such Dividend Event.

5.3          Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Common Stock, or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding Common Stock or greater than 50% of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2,6 on the exercise of this Warrant), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock underlying the Warrant Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2.6 on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one shares of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, the Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of the consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, shares or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received shares of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the VWAP immediately preceding the announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier), (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Business Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 5.3 pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of share capital of such Successor Entity (or its parent entity) equivalent to the Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such share capital (but taking into account the relative value of the Common Stock pursuant to such Fundamental Transaction and the value of such share capital, such number of share capital and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other transaction documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other transaction documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 5.3 regardless of whether the Company has sufficient authority to issue the Common Stock.

5.4          Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class, classes or series by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series or otherwise (other than as otherwise provided for elsewhere in Section 5) (a “Reclassification”), then, in any such event, in lieu of the number of shares of Warrant Stock which the Holder would otherwise have been entitled to receive upon exercise of this Warrant, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class, classes or series of shares that a holder of the number of securities deliverable upon exercise of this Warrant immediately before such Reclassification would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

5.5          Conversion of Stock. In case (a) all the authorized Warrant Stock is converted into other securities or property, or (b) the Warrant Stock otherwise ceases to exist or to be authorized (each, a “Stock Event”), then Holder, upon exercise of this Warrant at any time after such Stock Event, shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon exercise of this Warrant immediately prior to such Stock Event, the shares of capital stock of the Company and/or other securities and property that Holder would have been entitled to receive upon the Stock Event, if, immediately prior to such Stock Event, Holder had completed such exercise of this Warrant.

5.6          Notice of Adjustments. The Company shall promptly give the Holder written notice of each adjustment under this Section 5 of the Warrant Price or the number of shares of Warrant Stock or other securities that remain issuable upon exercise of this Warrant. The notice shall describe the adjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

5.7          No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Warrant Price or in the number of shares of Warrant Stock issuable upon its exercise.

5.8          Reservation of Stock. If the number of shares of Warrant Stock or other securities issuable upon exercise of this Warrant that are authorized and unissued under the Company’s certificate of incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) shall not be sufficient to effect the exercise of this Warrant in full, the Company will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Warrant Stock or other securities issuable upon exercise of this Warrant as shall be sufficient for such purpose.

6.            REPRESENTATIONS; WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER. Holder hereby represents and warrants to, and agrees with, the Company, that:

6.1          Representations and Warranties Contained in the Purchase Agreement. In order to induce the Company to issue this Warrant to the original Holder, the parties acknowledge that the original Holder has made certain representations and warranties to the Company as set forth in the Purchase Agreement.

6.2          Further Limitations on Disposition. Without in any way limiting the representations and warranties of the original Holder set forth in the Purchase Agreement, Holder agrees not to make any disposition of all or any portion of the Securities unless and until: (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (b) Holder shall have notified the Company of the proposed disposition, and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, upon request by the Company, with an opinion of counsel, at the expense of Holder or its transferee, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act. Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of the Securities in compliance with Rule 144 or Rule 144A; or (ii) for any transfer of the Securities by Holder that is a partnership, limited liability company, or a corporation to (A) a partner of such partnership, member of such limited liability company, or stockholder of such corporation, (B) any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including any general partner, managing member, officer, director or trustee of such person or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisor of, or shares the same management company or investment advisor with, such person, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner, member, or stockholder; or (iii) for the transfer by gift, will or intestate succession by Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the restrictions on transfer set forth in this Section 6.2 to the same extent as if the transferee was the original Holder hereunder.

6.3          Binding Agreements. Holder agrees that, upon the exercise of this Warrant, and to the extent the Holder is not already a party to, and bound by the terms and provisions of, each of the agreements identified below, it shall (effective as of the relevant exercise date) be bound by all of the terms and provisions of that certain Investor Rights Agreement, dated March 13, 2026, by and among the Company and certain other parties named thereto (as may be amended or restated from time to time, the “Rights Agreement”), as an Investor (as defined in the Rights Agreement), , in each case with respect to the Warrant Stock being issued upon exercise.

6.4          Legends. Holder understands and agrees that the certificates evidencing the Warrant Stock will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Certificate of Incorporation or the Company’s bylaws (as amended and/or restated from time to time, the “Bylaws”), or by any agreement between the Company and Holder:

(a)          THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

(b)          Any legend required by the laws of the State of Delaware or any other state securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities. No opinion shall be required for routine transactions under Rule 144.

7.            NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant does not by itself entitle Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant alone, and no enumeration herein of the rights or privileges of Holder contained in this Warrant, shall cause Holder to be deemed a stockholder of the Company for any purpose.

8.	GENERAL PROVISIONS.

8.1          Attorneys’ Fees. The prevailing party in any suit, action or proceeding to enforce its rights under the Warrant shall be entitled to be paid by the non-prevailing party all costs and expenses incurred by such prevailing party in connection with such suit, action or proceeding, including all reasonable attorneys’ fees.

8.2          Transfer. This Warrant and the rights hereunder may be assigned, conveyed or transferred by Holder, in whole or in part, upon providing prior written notice of such assignment or transfer to the Company. The rights and obligations of the Company and the Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

8.3          Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

8.4          Headings. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to Sections and Exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

8.5          Notices. Unless otherwise provided herein, any notice required or permitted under this Warrant shall be subject to the terms set forth in Section 6.2 of the Purchase Agreement.

8.6          Amendment; Waiver. This Warrant may be amended and the provisions may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

8.7          Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Warrant to the extent they are unenforceable and the remainder of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.8          Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

8.9          No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

8.10        Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

8.11        Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

8.12        Entire Agreement. This Warrant, the other Financing Documents (as defined in the Purchase Agreement), and the documents referred to herein, together with all the exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, warrants, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

8.13        Counterparts. This Warrant may be executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronically executed and/or transmitted signature pages shall be accepted as originals for all purposes hereof.

8.14        Rules of Construction. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant to Purchase Common Stock as of the date first written above.

THE COMPANY:

EXYN TECHNOLOGIES, INC.

By:	/s/ Brandon Torres Declet

Name:	Brandon Torres Declet

Title:	Chief Executive Officer

AGREED AND ACKNOWLEDGED:

HOLDER:

NCH VENTURES LLC

By:	/s/ Leslie Kass

Name:	Leslie Kass

Title:	CEO

[Signature Page to Warrant to Purchase Common Stock of Exyn Technologies, Inc.]

EXHIBIT 1

FORM OF SUBSCRIPTION

(To be completed and signed only upon exercise of Warrant)

To: Exyn Technologies, Inc. (the “Company”)

We refer to that certain Warrant to Purchase Common Stock of the Company issued on March 13, 2026 (the “Warrant”).

Cash Exercise. On the terms and conditions set forth in the Warrant, the undersigned Holder hereby elects to purchase                               shares of Common Stock of Exyn Technologies, Inc. (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full. This exercise ☐ IS ☐ IS NOT conditioned upon the completion of the Change of Control that has been described in a Transaction Notice, dated                                          , delivered by the Company to Holder pursuant to Section 4 of the Warrant.

Please issue a certificate representing such shares of Warrant Stock in Holder’s name and deliver such certificate to Holder at the address set forth below:

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

WHEREFORE, the undersigned Holder has executed and delivered the Warrant and this Subscription Form as of the date set forth below.

HOLDER:

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print or type complete name of entity)

Name:	By:
(please print or type full name)		(duly authorized signature)

Name:
(please print or type full name)

Title:
(please print or type full title)

Date:	Date: